News Release

FOR IMMEDIATE RELEASE	October 31, 2012

Rowan Provides Fleet Contract Status Update

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that its monthly report of drilling rig status and contract information has been updated as of October 31, 2012. The report titled “Monthly Fleet Status Report,” can be found on the Company’s website www.rowancompanies.com on the Home page.

Notable events in the current report include:

New Contracts/Extensions

•	Joe Douglas: Awarded a contract for approximately 120 days of work in the Gulf of Mexico at a day rate in the low $160s (above its previous day rate in the low $150s) and expected to commence operations at the beginning of January 2013.

•	Rowan Gorilla III: Awarded a contract for approximately 150 days of work in Trinidad at a day rate in the low $130s (flat from its previous day rate) and expected to commence operations at the beginning of January 2013.

•	Rowan Gorilla II: Awarded a six month contract extension with Petronas Carigali in Malaysia at a day rate in the mid $130s (above its previous day rate in the high $110s).

Planned Off Rate Days

•	Gorilla VI: Rig is expected to enter the shipyard in the 3Q 2013 for approximately 95 days for repairs and upgrades.

•	Rowan California: Rig is expected to enter the shipyard in January 2013 for approximately 150 days, one month longer than previously planned, for repairs and upgrades.

The Company will not realize any day rate revenue during these periods of shipyard  downtime, and crew costs will be capitalized.

This summary is provided as a courtesy and is not intended to replace a detailed review of the Monthly Fleet Status Report. While we have attempted to include items we believe  are significant, we encourage you to review the Monthly Fleet Status Report in detail.

Rowan Companies plc is a major provider of international and domestic contract drilling services with a leading position in high-specification jack-up rigs.  The Company’s fleet of 31 jack-up rigs is located worldwide, including the Middle East, the North Sea, Trinidad, Southeast Asia and the Gulf of Mexico.  Rowan will enter the ultra-deepwater market with four high-specification drillships expected to be delivered starting in late 2013.  The Company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC". For more information on the Company, please visit www.rowancompanies.com.

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

Tel: (713) 621-7800

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair or transportation of rigs, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Contact:

Suzanne M. Spera

Director of Investor Relations

(713) 960-7517

sspera@rowancompanies.com

Page 2